Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 2014 relating to the financial statements of uniQure N.V., which appears in uniQure N.V.’s Registration Statement on Form 20-F, for the year ended December 31, 2013.

PricewaterhouseCoopers Accountants N.V.

drs. A.C.M. van der Linden RA

Utrecht, Netherlands

August 6, 2014